SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 21, 2006

JAVELIN PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-31114	88-0471759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
125 CambridgePark Drive, Cambridge, Massachusetts		02140
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code –	(617) 349-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 21, 2006, Javelin Pharmaceuticals, Inc. (the “Company”), filed a Certificate of Amendment to its Certificate of Incorporation in the State of Delaware to increase the number of its authorized shares of Common Stock, $0.001 par value, to 200,000,000 shares.

On July 20, 2006, at the Company’s 2006 Annual Meeting of Stockholders, the stockholders had approved the Certificate of Amendment to the Certificate of Incorporation. At their meeting, the stockholders also re-elected Neil W. Flanzraich, Peter M. Kash and Douglas G. Watson (all Class I) and Martin J. Driscoll (Class III) as directors and ratified the increase in the number of shares of Common Stock underlying awards under the Company’s 2005 Omnibus Stock Incentive Plan to 7,500,000 shares.

Item 9.01  Financial Statements and Exhibits

    (d)  Exhibits

         3(i)  Certificate of Amendment to Certificate of Incorporation, filed July 21, 2006 with the Secretary of State of the State of Delaware

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JAVELIN PHARMACEUTICALS, INC.
By:	/s/ Daniel B. Carr, M.D.
Daniel B. Carr, M.D. Chief Executive Officer

Dated:  July 24, 2006

Exhibit Index

Exhibit
Number  Exhibit

3(i)  Certificate of Amendment to Certificate of Incorporation, filed July 21, 2006 with Secretary of State of the State of Delaware.